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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): October 17, 1994

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                     AMERICAN INDUSTRIAL PROPERTIES REIT
            (Exact name of registrant as specified in its charter)

           Texas                        1-9016                  75-6335572
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)

    6220 North Beltline, Suite 205, Irving, Texas                75063
    (Address of Principal Executive Offices)                   (zip code)


Registrant's telephone number, including area code: (214) 550-6053


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Item 5. Other Events

       On October 17, 1994, the Registrant announced that it entered into a $14,500,000 financing commitment with AMRESCO Capital Corporation. The financing, which is contingent upon credit underwriting, due diligence and other customary closing conditions and criteria, will be secured by first liens on two of the Registrant's properties. The financing has a maturity of seven years with a 25-year amortization and provides the Registrant with the option of a fixed interest rate of 2.65% over comparable term treasuries or a variable interest rate of 3.00% over 30-day LIBOR. The variable rate feature would include a cap of 12.5%. Proceeds from the financing, if funded, will be used by the Registrant to defease its outstanding Zero Coupon Notes and refinance existing indebtedness. The closing is anticipated to occur on or about November 15, 1994.

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                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN INDUSTRIAL PROPERTIES REIT


                                     /s/ Charles W. Wolcott
                                     -----------------------------------
                                     Charles W. Wolcott
                                     President and Chief Executive Officer
DATE: October 17, 1994

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